UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 3, 2020

Date of Report (Date of earliest event reported)

ABBOTT LABORATORIES

(Exact name of registrant as specified in charter)

Illinois	1-2189	36-0698440
(State or other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

100 Abbott Park Road

Abbott Park,Illinois 60064-6400

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code:  (224) 667-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Shares, Without Par Value	ABT	New York Stock Exchange Chicago Stock Exchange, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 3, 2020, Brian B. Yoor, Executive Vice President, Finance and Chief Financial Officer, informed Abbott that he will retire as an officer of the company, effective February 29, 2020.

On January 7, 2020, Abbott’s Board of Directors appointed Robert E. Funck, Jr., 58, as Executive Vice President, Finance and Chief Financial Officer, effective March 1, 2020. Mr. Funck has served as Abbott’s Senior Vice President, Finance and Controller since 2018 and served as Vice President, Controller from 2013 to 2018, as Vice President, Chief Ethics and Compliance Officer from 2009 to 2013, as Vice President, Internal Audit from 2007 to 2009, and as Vice President and Treasurer from 2005 to 2007. He joined Abbott in 1987 and became a corporate officer in 2005.

Mr. Funck will receive compensation pursuant to certain plans provided by Abbott, including a base salary, annual incentive, long-term incentive, and other benefits typically available to other similarly situated executive officers. A description of these plans can be found in Abbott’s proxy statement filed on Schedule 14A with the Securities and Exchange Commission on March 15, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABBOTT LABORATORIES

January 8, 2020	By:	/s/ Hubert L. Allen
Hubert L. Allen
Executive Vice President, General Counsel and Secretary